Exhibit 99.1

Genprex Signs Exclusive License to Additional Diabetes Technology with the

University of Pittsburgh

Latest license creates a comprehensive panel of gene therapies exclusively licensed by Genprex for the Company’s diabetes gene therapy program

Innovative program supported by preclinical data shows statistically significant decreases in insulin requirements, increases in c-peptide levels and improvements in glucose tolerance compared to baseline in non-human primate study

AUSTIN, Texas — (July 18, 2023) — Genprex, Inc. (“Genprex” or the “Company”) (NASDAQ: GNPX), a clinical-stage gene therapy company focused on developing life-changing therapies for patients with cancer and diabetes, today announced it has entered into an exclusive license agreement with the University of Pittsburgh (Pitt), granting Genprex a worldwide, exclusive license to a patent application and related technology and a worldwide, non-exclusive license to use certain related know-how, all related to a gene therapy for both Type 1 and Type 2 diabetes using the genes of the Pdx1 and MafA transcription factors controlled by a MafB promoter.

“We are continuing to build a fortress of protection and a powerful intellectual property portfolio for our diabetes gene therapy program. The addition of this license to MafB promoter technology expands and strengthens the potential for this novel, gene therapy to treat Type 1 and Type 2 diabetes,” said Rodney Varner, Chairman, President and Chief Executive Officer at Genprex. “In licensing this latest exclusive technology, which joins several others that provide us with multiple diabetes gene therapy combinations, we have valuable rights over what we believe are the most innovative, emerging diabetes gene therapies.”

The newly licensed technology is based on the same general gene therapy approach under Genprex’s original license, whereby an adeno-associated virus (AAV) vector containing the Pdx1 and MafA genes is administered directly into the pancreatic duct. In humans, this can be done with a routine endoscopy procedure. Each of these technologies may have the potential to provide long-term efficacy and to change the course of this disease for the millions of patients around the world with diabetes.

“Using these technologies, Genprex’s product candidates are currently being evaluated and optimized in pre-clinical studies at the University of Pittsburgh,” said Mark Berger, MD, Genprex’s Chief Medical Officer. “What is exciting about this latest licensed technology is the early data suggests greater potency when combined with other previously licensed technologies and may be a particularly significant step forward in our construct optimization.”

All of the diabetes technologies licensed from Pitt by Genprex were developed in the laboratory of George Gittes, MD, Professor of Surgery and Pediatrics and Chief of the Division of Pediatric Surgery at the University of Pittsburgh School of Medicine.

In models of Type 1 diabetes, GPX-002 transforms alpha cells in the pancreas into functional beta-like cells, which can produce insulin but may be distinct enough from beta cells to evade the body’s immune system.

Earlier this year, the Company’s research collaborators at the University of Pittsburgh presented preclinical data in a Non-Human Primate (NHP) model of Type 1 diabetes highlighting the therapeutic potential of GPX-002. The statistically significant study results show that after infusion of the AAV engineered construct, the eight NHPs had decreased insulin requirements (p<0.001); increased c-peptide levels (p<0.05); and improved glucose tolerance compared to baseline (p<0.05) with one demonstrating reestablished normal glucose tolerance testing. Immunohistochemistry revealed a marked increase in insulin staining, which documents the formation of new insulin-producing cells.

Earlier studies in diabetic mouse models showed that an earlier version of GPX-002 restored normal blood glucose levels for an extended period of time, typically around four months. It is believed that the duration of restored blood glucose levels in mice could translate to decades in humans.

About Genprex, Inc.

Genprex, Inc. is a clinical-stage gene therapy company focused on developing life-changing therapies for patients with cancer and diabetes. Genprex’s technologies are designed to administer disease-fighting genes to provide new therapies for large patient populations with cancer and diabetes who currently have limited treatment options. Genprex works with world-class institutions and collaborators to develop drug candidates to further its pipeline of gene therapies in order to provide novel treatment approaches. Genprex’s oncology program utilizes its proprietary, non-viral ONCOPREX® Nanoparticle Delivery System which encapsulates the gene-expressing plasmids using lipid nanoparticles. The resultant product is administered intravenously, where it is taken up by tumor cells that then express tumor suppressor proteins that were deficient in the tumor.The Company’s lead product candidate, REQORSA® (quaratusugene ozeplasmid), is being evaluated in three clinical trials as a treatment for non-small cell lung cancer (NSCLC) and small cell lung cancer (SCLC). Each of Genprex’s three lung cancer clinical programs have received a Fast Track Designation from the Food and Drug Administration. Genprex’s diabetes gene therapy approach is comprised of a novel infusion process that uses an adeno-associated virus (AAV) vector to deliver Pdx1 and MafA genes directly to the pancreas. In models of Type 1 diabetes, GPX-002 transforms alpha cells in the pancreas into functional beta-like cells, which can produce insulin but may be distinct enough from beta cells to evade the body’s immune system. In a similar approach, GPX-003 for Type 2 diabetes, where autoimmunity is not at play, is believed to rejuvenate and replenish exhausted beta cells.

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Cautionary Language Concerning Forward-Looking Statements

Statements contained in this press release regarding matters that are not historical facts are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are made on the basis of the current beliefs, expectations and assumptions of management, are not guarantees of performance and are subject to significant risks and uncertainty. These forward-looking statements should, therefore, be considered in light of various important factors, including those set forth in Genprex’s reports that it files from time to time with the Securities and Exchange Commission and which you should review, including those statements under “Item 1A – Risk Factors” in Genprex’s Annual Report on Form 10-K for the year ended December 31, 2022.

Because forward-looking statements are subject to risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements. Such statements include, but are not limited to, statements regarding: Genprex’s ability to advance the clinical development, manufacturing and commercialization of its product candidates in accordance with projected timelines; the timing and success of Genprex’s clinical trials and regulatory approvals; the effect of Genprex’s product candidates, alone and in combination with other therapies, on cancer and diabetes; Genprex’s future growth and financial status, including Genprex’s ability to continue to obtain capital to meet its long-term liquidity needs on acceptable terms, or at all; Genprex’s commercial and strategic partnerships, including those with its third party vendors, suppliers and manufacturers and their ability to successfully perform and scale up the manufacture of its product candidates; and Genprex’s intellectual property and licenses.

These forward-looking statements should not be relied upon as predictions of future events and Genprex cannot assure you that the events or circumstances discussed or reflected in these statements will be achieved or will occur. If such forward-looking statements prove to be inaccurate, the inaccuracy may be material. You should not regard these statements as a representation or warranty by Genprex or any other person that Genprex will achieve its objectives and plans in any specified timeframe, or at all. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release. Genprex disclaims any obligation to publicly update or release any revisions to these forward-looking statements, whether as a result of new information, future events or otherwise, after the date of this press release or to reflect the occurrence of unanticipated events, except as required by law.

Genprex, Inc.

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